Exhibit 99.1


         POLARIS INDUSTRIES PARTNERS L.P. ANNOUNCES PLAN
                    TO CONVERT TO CORPORATION


          Southampton, NY - August 25, 1994 - Polaris Industries Partners L.P. (AMEX:SNO) today announced a plan to convert Polaris from a publicly traded limited partnership to a publicly traded corporation. The plan was proposed by W. Hall Wendel, Jr., Polaris' Chief Executive Officer, who owns approximately 5.4% of the outstanding units, and other members of the senior management of Polaris Industries L.P.

          The plan contemplates that the holders of currently outstanding units would receive 88.6% and EIP Associates L.P., Polaris' General Partner, would receive 11.4%, respectively, of the stock of the newly formed corporation. Any conversion of Polaris into corporate form would be subject to, among other factors, satisfactory structuring and documentation, receipt of appropriate tax opinions, receipt of regulatory approvals and a second investment banking fairness opinion and the favorable vote of unitholders.

          Polaris intends to operate in the ordinary course and to continue its current distribution policy up until the time the transaction is closed.

          Polaris has received the advice of Smith Barney Inc., its financial adviser, that the terms of the transaction are fair to the unitholders from a financial point of view.

          Although Polaris is publicly traded, it is treated as a partnership, rather than a corporation, for federal income tax purposes under a grandfather provision of the Internal Revenue Code enacted in 1987. Under current tax law, this grandfather protection ends immediately if Polaris engages in a substantially new line of business, and, in any event, at the end of 1997, at which time Polaris will be treated as a corporation for tax purposes. Polaris has participated in efforts to have the grandfather protection for existing publicly traded partnerships made permanent or further extended, but the outcome of these efforts is uncertain.

          Additionally, the General Partner believes that Polaris would derive a number of benefits from a conversion to corporate form. It would enable the company to enter into new lines of business without involuntarily jeopardizing its tax status. Conversion to corporate form should also provide Polaris greater flexibility to consummate acquisitions or obtain financing through the issuance of stock. Importantly, at the present time, Polaris is not a suitable investment for pension plans and other tax exempt institutions. Upon conversion to corporate form, Polaris will become a suitable investment for tax exempt investors, thereby greatly expanding the number of investors to whom Polaris could be an attractive investment. Furthermore, because Polaris is a partnership, its income is taxed currently to unitholders regardless of the amount of cash distributions which are made to them. Starting this year and for the foreseeable future, Polaris expects that there will be increasing differences between taxable income and cash available for distribution arising from capital investment necessary to continue growth of the business, reducing each unitholder's net after tax distributable amount. If Polaris were to convert to corporate form, its income would be taxed at the corporate level, and investors would only be taxed on any amounts actually distributed to them. Lastly, conversion to corporate form will simplify tax reporting, including the elimination of the requirement to distribute K-1s to investors, and will otherwise significantly simplify the organizational structure of Polaris resulting in substantial administrative and other savings.

          It should be noted, however, that conversion to corporate form would result in taxation at the corporate level and, to the extent of cash dividends, on distributions at the shareholder level. Company policies relating to cash distributions to equity holders, as well as other policies, which would be established by a Board of Directors elected by shareholders rather than by a general partner, could change substantially.

          Polaris intends to proceed promptly to finalize the conversion arrangements and implement the transaction, which it anticipates completing within six months.

          Polaris also announced that it will pay its regular third quarter distribution of $0.63 per unit to holders of record on September 15, 1994. The units go "ex-dividend" on September 9, 1994. Payment of this distribution will be made on or about November 15, 1994.

          Polaris Industries Partners L.P. is a master limited partnership which owns and operates Polaris Industries L.P. Polaris designs, engineers, manufactures and markets snowmobiles, all-terrain vehicles and personal watercraft for recreational and utility use. Polaris is the world's largest snowmobile manufacturer, and one of the largest U.S. manufacturers of ATVs and personal watercraft. Polaris Industries Partners L.P. trades on the American Stock Exchange and Pacific Stock Exchange under the symbol "SNO."

                                                     Exhibit 99.2


                            AGREEMENT


          Agreement, dated as of August 25, 1994, by and among W.
Hall Wendel, Jr. ("Mr. Wendel") and Victor K. Atkins, Jr.
("Mr. Atkins").

          WHEREAS, Mr. Wendel is the record and beneficial owner of a certain number of Units of Beneficial Assignment of Class A Limited Partnership Interests ("A BACs") of Polaris Industries Partners, L.P. ("Polaris") and is the Chief Executive Officer of Polaris Industries Capital Corporation, a general partner of the general partner of Polaris Industries, L.P. (the "Operating Partnership"), which is the entity that operates the business of Polaris;

          WHEREAS, Mr. Atkins is the general partner of EIP
Associates, L.P., the general partner of Polaris (the "General
Partner") and is the record and beneficial owner of a certain number of A BACs;

          WHEREAS, the General Partner has announced a plan
(the "Transaction") to the A BAC holders pursuant to which Polaris would be converted to a corporation;

          WHEREAS, the general terms of such Transaction are described in the press release attached hereto as Exhibit A; and

          WHEREAS, pursuant to such transaction, Mr. Atkins would receive, either through his ownership of A BACs or through his equity interest in the General Partner a number of shares of stock of the entity that would survive the transaction ("Newco").

          NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the undersigned hereby agree as follows:

          1.   Voting Agreement.  Each of Mr. Atkins and
Mr. Wendel will vote the A BACs owned by him, beneficially or of record, in favor of the Transaction. Subject to his fiduciary duties as advised by counsel, Mr. Atkins will work diligently to proceed with the Transaction and submit it to the A BAC holders for their approval as soon as possible.

          2.   Conduct of Polaris.  Each of Mr. Atkins and
Mr. Wendel will use his best efforts to see that the business and affairs of Polaris and the Operating Partnership will be conducted, and distributions will be made, only in the ordinary course of business and consistent with past practice.

          3. Management. It is understood that at the Effective Time, Mr. Atkins will resign as an officer and director of Polaris, the Operating Partnership, any subsidiaries of the foregoing and any entity that may be in control of any of the foregoing or take such other actions as may be necessary so that Mr. Atkins does not directly or indirectly possess any management authority with respect to Newco or its business. It is also understood that he will not have any role in the management of Newco and will not serve as an officer or director of Newco or any subsidiary thereof. For so long as Mr. Atkins owns no less than 3% of the outstanding voting securities of Newco he will vote such securities in favor of Newco's nominees for election to the Board of Directors of Newco.

          4. Termination. Except with respect to Section 3, this Agreement shall terminate on the earlier to occur of the time the Transaction is consummated (the "Effective Time") or April 15, 1995.

          5. Entire Agreement; Amendments. This Agreement, including the other documents and writings referred to herein or delivered pursuant hereto and which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding the foregoing, from and after the Effective Time, Newco shall be deemed to be a third party beneficiary of the agreements and obligations of Mr. Atkins hereunder and no amendment to or waiver of such agreements or obligations shall be effective unless Newco has agreed in writing thereto.

          6. Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the local law of the State of New York without giving effect to choice of law principles.

          7. Specific Performance. Each of the parties to this Agreement acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled to at law or in equity, shall be entitled to compel specific performance of this Agreement.

          8. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                              /s/ W. Hall Wendel, Jr.
                              W. Hall Wendel, Jr.



                              /s/ Victor K. Atkins, Jr.
                              Victor K. Atkins, Jr.

                                                        Exhibit A


         POLARIS INDUSTRIES PARTNERS L.P. ANNOUNCES PLAN
                    TO CONVERT TO CORPORATION


          Southampton, NY - August 25, 1994 - Polaris Industries Partners L.P. (AMEX:SNO) today announced a plan to convert Polaris from a publicly traded limited partnership to a publicly traded corporation. The plan was proposed by W. Hall Wendel, Jr., Polaris' Chief Executive Officer, who owns approximately 5.4% of the outstanding units, and other members of the senior management of Polaris Industries L.P.

          The plan contemplates that the holders of currently outstanding units would receive 88.6% and EIP Associates L.P., Polaris' General Partner, would receive 11.4%, respectively, of the stock of the newly formed corporation. Any conversion of Polaris into corporate form would be subject to, among other factors, satisfactory structuring and documentation, receipt of appropriate tax opinions, receipt of regulatory approvals and a second investment banking fairness opinion and the favorable vote of unitholders.

          Polaris intends to operate in the ordinary course and to continue its current distribution policy up until the time the transaction is closed.

          Polaris has received the advice of Smith Barney Inc., its financial adviser, that the terms of the transaction are fair to the unitholders from a financial point of view.

          Although Polaris is publicly traded, it is treated as a partnership, rather than a corporation, for federal income tax purposes under a grandfather provision of the Internal Revenue Code enacted in 1987. Under current tax law, this grandfather protection ends immediately if Polaris engages in a substantially new line of business, and, in any event, at the end of 1997, at which time Polaris will be treated as a corporation for tax purposes. Polaris has participated in efforts to have the grandfather protection for existing publicly traded partnerships made permanent or further extended, but the outcome of these efforts is uncertain.

          Additionally, the General Partner believes that Polaris would derive a number of benefits from a conversion to corporate form. It would enable the company to enter into new lines of business without involuntarily jeopardizing its tax status. Conversion to corporate form should also provide Polaris greater flexibility to consummate acquisitions or obtain financing through the issuance of stock. Importantly, at the present time, Polaris is not a suitable investment for pension plans and other tax exempt institutions. Upon conversion to corporate form, Polaris will become a suitable investment for tax exempt investors, thereby greatly expanding the number of investors to whom Polaris could be an attractive investment. Furthermore, because Polaris is a partnership, its income is taxed currently to unitholders regardless of the amount of cash distributions which are made to them. Starting this year and for the foreseeable future, Polaris expects that there will be increasing differences between taxable income and cash available for distribution arising from capital investment necessary to continue growth of the business, reducing each unitholder's net after tax distributable amount. If Polaris were to convert to corporate form, its income would be taxed at the corporate level, and investors would only be taxed on any amounts actually distributed to them. Lastly, conversion to corporate form will simplify tax reporting, including the elimination of the requirement to distribute K-1s to investors, and will otherwise significantly simplify the organizational structure of Polaris resulting in substantial administrative and other savings.

          It should be noted, however, that conversion to corporate form would result in taxation at the corporate level and, to the extent of cash dividends, on distributions at the shareholder level. Company policies relating to cash distributions to equity holders, as well as other policies, which would be established by a Board of Directors elected by shareholders rather than by a general partner, could change substantially.

          Polaris intends to proceed promptly to finalize the conversion arrangements and implement the transaction, which it anticipates completing within six months.

          Polaris also announced that it will pay its regular third quarter distribution of $0.63 per unit to holders of record on September 15, 1994. The units go "ex-dividend" on September 9, 1994. Payment of this distribution will be made on or about November 15, 1994.

          Polaris Industries Partners L.P. is a master limited partnership which owns and operates Polaris Industries L.P. Polaris designs, engineers, manufactures and markets snowmobiles, all-terrain vehicles and personal watercraft for recreational and utility use. Polaris is the world's largest snowmobile manufacturer, and one of the largest U.S. manufacturers of ATVs and personal watercraft. Polaris Industries Partners L.P. trades on the American Stock Exchange and Pacific Stock Exchange under the symbol "SNO."